Exhibit 99.2 SUPPLEMENTAL COMMENTARY

NetApp Q4 and FY2011 Earnings Results

Supplemental Commentary
May 25, 2011

This supplemental commentary is provided concurrently with our earnings press release to allow for additional time to review and analyze additional supplemental data prior to commencement of the company’s earnings call. This information will not be read during the live call.

Safe Harbor Statement

These prepared remarks contain forward-looking statements and projections that involve risk and uncertainty, including the statements under the Q1 FY12 outlook section regarding our forecasted financial performance and share count for the first quarter of fiscal year 2012. Actual results may differ materially from our statements or projections. Factors that could cause actual results to differ from our statements or projections include, but are not limited to, customer demand for our products and services; our ability to effectively integrate the recently acquired Engenio external storage systems business and achieve our anticipated results for such business; our ability to increase revenue and manage our operating costs; our ability to accurately forecast demand for our products and services; increased competition risks associated with the anticipated growth in the networked storage market; our reliance on a limited number of suppliers; general economic and market conditions, including our stock price; our ability to deliver new product architectures and enterprise service offerings; and our ability to design products and services that compete effectively from a price and performance perspective. Other equally important factors are detailed in our accompanying press release as well as in our Annual and Quarterly reports on Forms 10-K and 10-Q, respectively, on file with the SEC and also available on our website, all of which are incorporated by reference into today’s commentary.

All numbers herein are stated in accordance with U.S. Generally Accepted Accounting Principles (GAAP) unless indicated otherwise. To see the reconciling items between our non-GAAP and GAAP financial information, refer to the tables at the end of this document, as well as in our press release and on our website.

Adoption of New Accounting Standards Related to Revenue Recognition

In the fourth quarter of fiscal year 2011, NetApp adopted mandatory new accounting standards related to revenue recognition for transactions originating or materially modified in fiscal year 2011. This accounting convention affects the way certain deliverables in multiple-element arrangements are recognized from a revenue perspective. We implemented these standards retrospectively to the beginning of fiscal year 2011; therefore the full year and previously reported quarterly results for fiscal 2011 have been adjusted to reflect the adoption of these new standards.

All fiscal year 2011 disclosures (both full year and quarterly) reflect the adoption of the new accounting standards. Fiscal year 2010 numbers have not been adjusted. Year over year comparisons reflect the new accounting standards for fiscal year 2011 results and the prior standards for fiscal year 2010 results.

Year over Year Overview

	FY2011*	FY2010	Year/Year Growth
Net Revenue	$5.12B	$3.93B	30%
Non-GAAP Gross Margin	65.6%	65.0%
Non-GAAP Operating Expenses	$2.34B	$1.92B	21%
Non-GAAP Income from Operations	$1.02B	$0.63B	62%
Non-GAAP Operating Margin	20.0%	16.1%
Non-GAAP Net Income per Share, Diluted	$2.20	$1.51	46%
* Reflects new accounting standards related to revenue recognition

Fiscal year 2011 net revenue was $5.12 billion, an increase of 30% over fiscal year 2010.  Non-GAAP gross margins were 65.6% and reflect incremental improvement over last year’s results.

Revenue growth of 30% year over year outpaced growth in operating expenses and non-GAAP operating margin was 20% for fiscal year 2011. Profitability gains are reflected in the 46% year over year increase in non-GAAP net income per share.

The table below provides a summary of the impact from adopting the new accounting standards related to revenue recognition for Q1 – Q3 of fiscal year 2011.

	Q3 FY11	Q2 FY11	Q1 FY11
Net Revenue*	$1.29B	$1.25B	$1.15B
Favorable impact from previously reported amounts	$22M	$43M	$16M
Non-GAAP Gross Margin*	66.2%	65.8%	64.7%
Favorable (unfavorable) impact from previously reported amounts	0.7 percentage points	(1.1) percentage points	0.2 percentage points
Non-GAAP Operating Margin*	20.9%	20.4%	19.7%
Favorable impact from previously reported amounts	1.5 percentage points	0.6 percentage points	0.8 percentage points
Non-GAAP Net Income per Share, Diluted*	$0.56	$0.54	$0.51
Favorable impact from previously reported amounts	$0.04	$0.02	$0.02
* Reflects new accounting standards related to revenue recognition

Our net revenues for the three months and twelve months ended April 29, 2011 include a favorable impact of $48.2 million and $129.2 million, respectively, from the adoption of the new accounting standards related to revenue recognition. In Q2, application of the new standards included an incremental impact of approximately $28 million to both revenues and cost of revenues for a single transaction, the only such transaction of its kind, entered into in fiscal year 2011. While operating under the old methodology, the average impact of the first three quarters was just under $20 million per quarter. The gap was wider in Q4 as the previous methodology no longer governed our practices. For the adjusted Statements of Operations for Q1 – Q3, please see page 14 of this commentary or on our website http://investors.netapp.com.

Q4 Fiscal Year 2011

Revenue
	Q4 FY11 Revenue*	% of Q4 FY11 Net Revenue	Sequential Growth1	Year/Year Growth
Product Revenue	$960M	67%	14%	27%
Software Entitlements & Maintenance	$187M	13%	2%	8%
Service	$281M	20%	7%	17%
Net Revenue	$1,428M		11%	22%
* Reflects new accounting standards related to revenue recognition

Net revenue for the fourth quarter was $1.428 billion, an increase of 11% sequentially and 22% year over year. Foreign currency2 had an immaterial impact on revenue, on both a sequential and a year over year basis.

Product revenue grew 14% sequentially and increased 27% year over year to $960 million. The product component of our revenue mix increased to 67% of net revenue, up from 65% last quarter.

Revenue from software entitlement and maintenance (SEM), which is a deferred revenue element and is recognized over the related contract period, was $187 million or 13% of net revenue. SEM revenue increased 2% sequentially and 8% year over year.

Service revenue was $281 million, an increase of 7% sequentially and 17% year over year. Service revenue represented 20% of net revenue.

●
Revenue from hardware maintenance support contracts, which is also a deferred revenue element, comprised approximately 67% of our service revenue this quarter, and increased 8% sequentially and 27% year over year.

●	Professional services revenue grew 5% sequentially and was flat on a year over year basis.

1 Sequential growth calculated based upon recast Q3 FY11 results which can be found on in this supplemental commentary and on our website at investors.netapp.com

2 Foreign currency effects represent the changes in the average foreign exchange rates between the current period and the comparative prior periods (or, in the case of deferred revenue, the exchange rate in effect when the transaction was invoiced), less current period actual net gains or losses on revenue hedging activities.

Gross Margin
	Q4 FY11*	Q3 FY11*	Q4 FY10
Non-GAAP Gross Margin	65.5%	66.2%	64.6%
Product	61.0%	61.5%	59.7%
S/W Entitlements & Maintenance	97.4%	97.8%	98.2%
Services	60.0%	59.1%	55.8%
* Reflects new accounting standards related to revenue recognition

Operating Expenses
	Q4 FY11*	Q3 FY11*	Q4 FY10
Non-GAAP Operating Expenses	$663M	$584M	$541M
* Reflects new accounting standards related to revenue recognition

Non-GAAP operating expenses were $663 million, an increase of 14% from the prior quarter and an increase of 23% year over year. Q4 non-GAAP operating expenses were 46% of net revenue, compared to 45% last quarter.

In Q4 we crossed the 10,000 headcount mark by adding net new 454 employees for a total global headcount of 10,212 as of April 29, 2011.

On a GAAP basis, Q4 operating expenses included stock compensation expense of $44 million, up from $40 million in Q3, as well as amortization of intangibles, acquisition related expenses and restructuring charges.

Income from Operations, Other Income & Effective Tax Rate

	Q4 FY11*	Q3 FY11*	Q4 FY10
Non-GAAP Income from Operations	$273M	$269M	$217M
% of Net Revenue	19.1%	20.9%	18.5%
Non-GAAP Other Income, Net	$8M	$5M	$3M
Non-GAAP Income Before Income Taxes	$281M	$274M	$220M
Non-GAAP Effective Tax Rate	15.8%	17.6%	16.6%
* Reflects new accounting standards related to revenue recognition

Non-GAAP income from operations was $273 million or 19.1% of revenue in Q4. Non-GAAP income from operations rose 1% sequentially and 26% year over year.

Non-GAAP other income, net was $8 million in Q4. GAAP other expense, net includes $14 million of non-cash interest expense associated with our convertible notes.

Non-GAAP income before income taxes was $281 million or 19.7% of revenue in Q4, compared to 21.2% of revenue in the prior quarter. The non-GAAP effective tax rate was 15.8%.

Net Income

	Q4 FY11*	Q3 FY11*	Q4 FY10
Non-GAAP Net Income	$237M	$226M	$183M
Weighted Average Common Shares Outstanding, dilutive	404M	406M	365M
Non-GAAP Net Income per Share, diluted	$0.59	$0.56	$0.50
* Reflects new accounting standards related to revenue recognition

Non-GAAP net income totaled $237 million or $0.59 per share. GAAP net income was $161 million or $0.40 per share. Diluted share count decreased by approximately 3 million shares in Q4 from the prior quarter.

Impact of Convertible Note Transaction on Share Count

	Q4 FY11	Q3 FY11	Q4 FY10
Convertible Notes3	15M	17M	1M
Warrants	8M	10M	0

For Q4, our dilutive share count was approximately 404 million, slightly lower than our guidance of approximately 414 million. With an average stock price of $51.23 during Q4, both the convertible notes and warrants had a dilutive impact on our share count.

Our convertible notes have a dilutive impact on our share count whenever the average quarterly share price is above the notes’ $31.85 conversion price.  We expect the dilutive effect from the notes will ultimately be 80% hedged, although the hedge will not be reflected in our share count until the notes are converted or mature in June 2013 as it is considered anti-dilutive under GAAP. If the notes had been converted in Q4, the hedge would have reduced our share count by approximately 12 million shares.

Unlike the notes, the warrants are not hedged and are dilutive whenever the average quarterly stock price is above $41.28.

3 80% hedged on maturity or conversion of the convertible notes.

Select Balance Sheet Items

	Q4 FY11*	Q3 FY11*	Q4 FY10
Cash, Cash Equivalents & Investments	$5.2B	$4.8B	$3.7B
Deferred Revenue	$2.3B	$2.1B	$1.9B
DSO (days)4	47	39	37
Inventory Turns5	18.1	18.6	14.7
* Reflects new accounting standards related to revenue recognition

For Q4, cash, cash equivalents and short term investments grew by $419 million, ending the quarter at $5.2 billion, up 9% sequentially and 39% year over year. Of the Q4 cash balance, 59% was held in the US. Our balance sheet reflects a total deferred revenue balance of $2.3 billion, an increase of 12% sequentially and 21% year over year.

Accounts receivable days sales outstanding (DSO) increased from 39 days in Q3 to 47 days in Q4 partially due to material constraints at the beginning of the quarter. Q4 inventory turns were 18.1, similar to Q3 levels.

Select Cash Flow Statement Items
	Q4 FY11*	Q3 FY11*	Q4 FY10
Net Cash Provided by Operating Activities	$459M	$354M	$475M
Purchases of Property and Equipment	$73M	$66M	$38M
Free Cash Flow6	$386M	$288M	$436M
Free Cash Flow as % of Total Revenue	27%	22%	37%
* Reflects new accounting standards related to revenue recognition

Net cash provided by operating activities was $459 million, an increase of 29% sequentially and a decrease of 3% from Q4 last year.  Capital expenditures were $73 million, an increase of $7 million from last quarter.  Free cash flow totaled $386 million or 27% of revenue and increased 34% sequentially but decreased 12% year over year.

4 Days sales outstanding are defined as accounts receivable net divided by net revenue, multiplied by number of days in the quarter.

5 Inventory turns are defined as annualized non-GAAP cost of revenues divided by net inventory.

6 Free cash flow is defined as net cash provided by operating activities less purchases of property and equipment.

Q1 FY12 Outlook
Q1 FY12 Outlook
Revenue	$1,500M, +/- 3% 2% - 8% sequential growth 26% - 34% year over year growth
Share Count	Approximately 410M
Non-GAAP Net Income per Share, Diluted	$0.52 - $0.57
GAAP Net Income per Share, Diluted	$0.31 - $0.36

This forecast reflects the Engenio acquisition which closed on May 9, new accounting standards related to revenue recognition and is based on current business expectations and current market conditions. Dilutive share count includes the impact of our convertible note and warrants, based upon our average stock price of $52.98 for the first 10 days of our first quarter. We estimate share count for the first quarter of fiscal year 2012 will increase to approximately 410 million shares, including an estimated 16 million shares from the Company’s outstanding convertible notes and 9 million shares from outstanding warrants. Share count does not include the Company’s outstanding note hedges that are expected to offset 80% of the dilution from the convertible notes at maturity or conversion, which would equate to an offset of approximately 13 million shares if the conversion or maturity occurs in the first quarter.

Other Business Metrics

Geographic Mix
	% of Q4 FY11 Revenue	Q4 FY11 Revenue*	Year/Year Growth
Americas	56%	$805M	27%
U.S. Commercial	40%	$576M	14%
U.S. Public Sector	16%	$229M	73%
EMEA	34%	$487M	15%
AsiaPacific	10%	$137M	21%
* Reflects new accounting standards related to revenue recognition

The Americas contributed $805 million, 56% of revenue, an increase of 15% sequentially and an increase of 27% year over year. Included in the Americas number are the commercial and public sector. The U.S. commercial contributed $576 million or 40% of revenue, an increase of 6% sequentially and 14% year over year. The U.S. public sector generated $229 million or 16% of total revenue, an increase of 43% sequentially and 73% year over year. In the fourth quarter, EMEA contributed $487 million or 34% of total revenue, up 7% sequentially and 15% year over year. Asia Pacific generated $137 million or 10% of revenue. APAC revenue was up 5% from the prior quarter and 21% year over year.

Channel Mix

	% of Q4 FY11 Revenue*	% of Q3 FY11 Revenue*	% of Q4 FY10 Revenue
Direct	25%	26%	29%
Indirect	75%	74%	71%
Arrow	19%	16%	16%
Avnet	12%	11%	11%
IBM	3%	5%	3%
* Reflects new accounting standards related to revenue recognition

In the fourth quarter, both the direct and indirect channels demonstrated revenue growth. Direct revenues were 25% of total revenue and increased 7% sequentially and 6% year over year. Indirect business continues to be a major contributor of our revenue growth, supplying a record 75% of quarterly revenue. Our indirect business grew 12% sequentially and 28% year over year.

Within the indirect channel, Arrow accounted for 19% of total revenue and Avnet contributed 12% of total revenue. Revenue from our IBM OEM was 3% of total revenue, consistent with their Q1 seasonality.

Customer Dynamics

This quarter’s top 100 accounts contributed approximately 40% of total Q4 revenue, similar to Q4 fiscal year 2010 levels. In fiscal year 2011, we added 104 net new Storage 5000 accounts for a total of 1,976 accounts in the Storage 5000.

Platform Trends

Total systems shipped increased 15% sequentially and grew 29% year over year. Large system units grew 86% from Q3 levels while showing a 64% year over year growth. Medium-sized systems grew 39% sequentially and increased 51% year over year. Small sized systems declined 4% from last quarter while growing 11% year over year. Units of the V-series platform grew 37% sequentially and 35% year over year.

Capacity Trends

(in Petabytes)	Q4 FY10	Q1 FY11	Q2 FY11	Q3 FY11	Q4 FY11
Fibre Channel	99	79	84	73	65
ATA	298	323	349	364	476
SAS	49	68	90	128	170
Total	446	470	523	565	711

In Q4, we shipped 711 petabytes, representing a 26% increase over the prior quarter and growing 59% year over year. ATA drives represented approximately 2/3 of the total capacity shipped, consistent with the past several quarters.

Additional Information

For more detailed information about our solutions, corporate strategy and our go-to-market initiatives, please visit our website at http://investors.netapp.com

NetApp Usage of Non-GAAP Financials

The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company's ongoing operational performance. Non-GAAP net income excludes the amortization of intangible assets, stock-based compensation expenses, acquisition related income and expenses, restructuring and other charges, asset impairments, non-cash interest expense associated with our convertible debt, net losses or gains on investments, and our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation. We have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting at this time.

Non-GAAP to GAAP Reconciliation

NETAPP, INC.
RECONCILIATION OF NON-GAAP AND GAAP
IN THE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except net income per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	April 29, 2011 (1)	April 30, 2010	April 29, 2011 (1)	April 30, 2010

SUMMARY RECONCILIATION OF NET INCOME
NET INCOME	$160.6	$145.1	$673.1	$400.4

Adjustments:
Amortization of intangible assets	4.3	4.9	17.7	20.5
Stock-based compensation expenses	48.4	37.8	175.2	159.8
Restructuring and other charges	2.4	(0.2)	1.8	2.5
Acquisition related (income) expense, net	4.8	1.2	5.7	(39.9)
Non-cash interest expense	13.9	13.1	53.1	50.8
Gain on investments	(0.9)	(1.2)	(3.4)	(4.7)
Income tax effect of non-GAAP adjustments	3.2	(17.6)	(57.5)	(56.4)

NON-GAAP NET INCOME	$236.7	$183.1	$865.7	$533.0

NET INCOME PER SHARE	$0.398	$0.398	$1.710	$1.134

Adjustments:
Amortization of intangible assets	0.011	0.013	0.045	0.058
Stock-based compensation expenses	0.120	0.104	0.445	0.452
Restructuring and other charges	0.006	(0.001)	0.005	0.007
Acquisition related (income) expense, net	0.012	0.003	0.014	(0.113)
Non-cash interest expense	0.034	0.036	0.135	0.144
Gain on investments	(0.002)	(0.003)	(0.009)	(0.013)
Income tax effect of non-GAAP adjustments	0.008	(0.048)	(0.146)	(0.160)

NON-GAAP NET INCOME PER SHARE	$0.586	$0.502	$2.199	$1.509

(1) In the fourth quarter of fiscal year 2011, NetApp adopted new revenue recognition standards. We implemented these standards retrospectively to the beginning of fiscal year 2011; therefore, the full year and previously reported fiscal year 2011 quarterly results have been adjusted to reflect the adjustments for adopting these new standards.

Q1 – Q3 Fiscal Year 2011 Adjusted Statements of Operations with New Accounting Standards

NETAPP, INC.
ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except net income per share amounts)
(Unaudited)

	Three Months Ended
	July 30, 2010 (1)	October 29, 2010 (1)	January 28, 2011 (1)
Revenues:
Product	$737.5	$824.8	$844.3
Software entitlements and maintenance	174.2	176.7	182.7
Service	242.0	249.5	262.6
Net revenues	1,153.7	1,251.0	1,289.6
Cost of revenues:
Cost of product	310.2	324.3	328.4
Cost of software entitlements and maintenance	3.4	3.5	4.0
Cost of service	102.3	106.7	111.0
Total cost of revenues	415.9	434.5	443.4
Gross profit	737.8	816.5	846.2
Operating expenses:
Sales and marketing	354.2	382.8	397.4
Research and development	149.5	156.6	166.0
General and administrative	56.2	64.2	61.9
Restructuring and other charges	-	0.1	(0.7)
Acquisition related (income) expense, net	0.3	-	0.6
Total operating expenses	560.2	603.7	625.2
Income from operations	177.6	212.8	221.0
Other income (expenses), net:
Interest income	9.8	9.5	10.3
Interest expense	(18.6)	(18.6)	(19.0)
Other income (expenses), net	2.2	(1.4)	0.4
Total other expenses, net	(6.6)	(10.5)	(8.3)
Income before income taxes	171.0	202.3	212.7
Provision for income taxes	20.3	26.9	26.3
Net income	$150.7	$175.4	$186.4

Net income per share:
Basic	$0.43	$0.49	$0.51
Diluted	$0.40	$0.45	$0.46
Shares used in net income per share calculations:
Basic	352.4	359.1	364.8
Diluted	374.3	391.7	406.2

(1) In the fourth quarter of fiscal year 2011, NetApp adopted new revenue recognition standards.  We implemented these standards retrospectively to the beginning of fiscal year 2011; therefore, the full year and previously reported fiscal year 2011 quarterly results have been adjusted to reflect the adjustments for adopting these new standards.

NETAPP, INC.
RECONCILIATION OF NON-GAAP AND GAAP
IN THE ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except net income per share amounts)
(Unaudited)
	Three Months Ended
	July 30, 2010 (1)	October 29, 2010 (1)	January 28, 2011 (1)
SUMMARY RECONCILIATION OF NET INCOME
NET INCOME	$150.7	$175.4	$186.4
Adjustments:
Amortization of intangible assets	5.5	4.4	3.5
Stock-based compensation expenses	44.3	37.7	44.8
Restructuring and other charges	-	0.1	(0.7)
Acquisition related expense	0.3	-	0.6
Non-cash interest expense	12.9	13.0	13.2
Gain on investments	(2.5)	-	-
Income tax effect of non-GAAP adjustments	(20.3)	(18.4)	(21.9)
NON-GAAP NET INCOME	$190.9	$212.2	$225.9

DETAILED RECONCILIATION OF SPECIFIC ITEMS:
COST OF REVENUES	$415.9	$434.5	$443.4
Adjustments:
Amortization of intangible assets	(4.4)	(3.3)	(2.5)
Stock-based compensation expenses	(4.8)	(3.9)	(4.5)
NON-GAAP COST OF REVENUES	$406.7	$427.3	$436.4
COST OF PRODUCT REVENUES	$310.2	$324.3	$328.4
Adjustments:
Amortization of intangible assets	(4.4)	(3.3)	(2.5)
Stock-based compensation expenses	(0.9)	(0.8)	(0.9)
NON-GAAP COST OF PRODUCT REVENUES	$304.9	$320.2	$325.0
COST OF SERVICE REVENUES	$102.3	$106.7	$111.0
Adjustment:
Stock-based compensation expenses	(3.9)	(3.1)	(3.6)
NON-GAAP COST OF SERVICE REVENUES	$98.4	$103.6	$107.4
GROSS PROFIT	$737.8	$816.5	$846.2
Adjustments:
Amortization of intangible assets	4.4	3.3	2.5
Stock-based compensation expenses	4.8	3.9	4.5
NON-GAAP GROSS PROFIT	$747.0	$823.7	$853.2
SALES AND MARKETING EXPENSES	$354.2	$382.8	$397.4
Adjustments:
Amortization of intangible assets	(1.1)	(1.1)	(1.0)
Stock-based compensation expenses	(20.6)	(17.3)	(21.2)
NON-GAAP SALES AND MARKETING EXPENSES	$332.5	$364.4	$375.2
RESEARCH AND DEVELOPMENT EXPENSES	$149.5	$156.6	$166.0
Adjustments:
Stock-based compensation expenses	(11.1)	(9.2)	(11.3)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$138.4	$147.4	$154.7

GENERAL AND ADMINISTRATIVE EXPENSES	$56.2	$64.2	$61.9
Adjustment:
Stock-based compensation expenses	(7.8)	(7.3)	(7.8)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$48.4	$56.9	$54.1
OPERATING EXPENSES	$560.2	$603.7	$625.2
Adjustments:
Amortization of intangible assets	(1.1)	(1.1)	(1.0)
Stock-based compensation expenses	(39.5)	(33.8)	(40.3)
Restructuring and other charges	-	(0.1)	0.7
Acquisition related expense	(0.3)	-	(0.6)
NON-GAAP OPERATING EXPENSES	$519.3	$568.7	$584.0
INCOME FROM OPERATIONS	$177.6	$212.8	$221.0
Adjustments:
Amortization of intangible assets	5.5	4.4	3.5
Stock-based compensation expenses	44.3	37.7	44.8
Restructuring and other charges	-	0.1	(0.7)
Acquisition related expense	0.3	-	0.6
NON-GAAP INCOME FROM OPERATIONS	$227.7	$255.0	$269.2
TOTAL OTHER INCOME (EXPENSES), NET	$(6.6)	$(10.5)	$(8.3)
Adjustments:
Non-cash interest expense	12.9	13.0	13.2
Gain on investments	(2.5)	-	-
NON-GAAP TOTAL OTHER INCOME (EXPENSES), NET	$3.8	$2.5	$4.9
INCOME BEFORE INCOME TAXES	$171.0	$202.3	$212.7
Adjustments:
Amortization of intangible assets	5.5	4.4	3.5
Stock-based compensation expenses	44.3	37.7	44.8
Restructuring and other charges	-	0.1	(0.7)
Acquisition related expense	0.3	-	0.6
Non-cash interest expense	12.9	13.0	13.2
Gain on investments	(2.5)	-	-
NON-GAAP INCOME BEFORE INCOME TAXES	$231.5	$257.5	$274.1
PROVISION FOR INCOME TAXES	$20.3	$26.9	$26.3
Adjustments:
Income tax effect on non-GAAP adjustments	20.3	18.4	21.9
NON-GAAP PROVISION FOR INCOME TAXES	$40.6	$45.3	$48.2
NET INCOME PER SHARE	$0.403	$0.448	$0.459
Adjustments:
Amortization of intangible assets	0.015	0.011	0.009
Stock-based compensation expenses	0.118	0.096	0.110
Restructuring and other charges	-	-	(0.002)
Acquisition related expense	0.001	-	0.001
Non-cash interest expense	0.034	0.033	0.033
Gain on investments	(0.007)	-	-
Income tax effect of non-GAAP adjustments	(0.054)	(0.047)	(0.054)
NON-GAAP NET INCOME	$0.510	$0.541	$0.556

(1) In the fourth quarter of fiscal year 2011, NetApp adopted new revenue recognition standards. We implemented these standards retrospectively to the beginning of fiscal year 2011; therefore, the full year and previously reported quarterly results for fiscal year 2011 have been adjusted to reflect the adoption of these new standards.

Reg G Schedule

NETAPP, INC.
RECONCILIATION OF NON GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
FIRST QUARTER 2012
(Unaudited)

First Quarter
2012

Non-GAAP Guidance	$0.52 - $0.57

Adjustments of Specific Items to
Net Income Per Share for the First
Quarter 2012:

Amortization of intangible assets	(0.04)
Stock based compensation expense	(0.13)
Acquisition-related expense	(0.04)
Restructuring & other charges	(0.02)
Non cash interest expense	(0.03)
Income tax effect	0.05
Total Adjustments	(0.21)

GAAP Guidance -Net Income Per Share	$0.31 - $0.36